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                                                                   EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Crown Casino Corporation and subsidiaries on Form S-1 (File No. 33-79484) and Form S-8 (File No. 33-59519 and File No. 33-59527) of our report, dated August 7, 1995, on our audits of the consolidated financial statements of Crown Casino Corporation and subsidiaries as of April 30, 1995 and 1994, and for the years ended April 30, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.


                                                 Coopers & Lybrand L.L.P.


Dallas, Texas
August 11, 1995